Exhibit 10.26

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of May 3, 2012, by and among REGADO BIOSCIENCES, INC., a Delaware corporation (“Borrower”), MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership in its capacity as agent (“Agent”) for the lenders under the Loan Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2011, and as amended by that certain First Amendment to Loan and Security Agreement, dated as of August 1, 2011 and that certain Second Amendment to Loan and Security Agreement, dated as of September 30, 2011 (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, Borrower has requested that Agent and Lenders agree to amend certain terms of the Loan Agreement in order to permit Borrower to enter into a Convertible Note Purchase Agreement, dated as of the date of this Amendment, by and among Borrower and certain purchasers (the “Purchasers”), in the form attached hereto as Exhibit A (the “Subordinated Note Purchase Agreement”), pursuant to which the Borrower will issue to Purchasers unsecured convertible promissory notes in the form attached as Exhibit B to the Subordinated Note Purchase Agreement, which Indebtedness shall constitute Subordinated Debt, in an aggregate amount not to exceed $13,561,080; and

WHEREAS, Agent and Lenders are willing, and Borrower desires, to amend certain provisions of the Loan Agreement in order to provide for such Subordinated Debt, all in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1. Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Term Loans made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Loan Agreement and the other Debt Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2. Amendments to Loan Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Agent and Lenders hereby agree that the Loan Agreement shall be amended as follows:

(a) Section 7.2 of the Loan Agreement is hereby amended by deleting clause (c) of such section in its entirety and substituting in lieu thereof the following new clause (c) to read in its entirety as follows: “(c)(i) have a change in senior management, or (ii) enter into any transaction or series of related transactions which would result in a Change in Control;”

(b) Section 8.9 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 8.9 to read in its entirety as follows:

“8.9 Subordinated Debt. A default or breach occurs under the Subordinated Convertible Debt Documents or any other agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Agent or the Lenders, or any creditor that has signed such an agreement with the Agent or the Lenders breaches any terms of such agreement;”

(c) The Loan Agreement is hereby further amended by (i) deleting the word “or” at the end of Section 8.12, (ii) replacing the period at the end of Section 8.13 with the word “; or”, and (iii) inserting the following new Section 8.14 to read in its entirety as follows:

“8.14 Change in Control. A Change in Control shall have occurred.”

(d) Section 12.8 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 12.8 to read in its entirety as follows:

“12.8 Survival; Termination. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations for which a claim has not yet been made in writing and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. This Agreement shall terminate upon the occurrence of all of the following conditions: (i) confirmation in writing by Agent of payment in full in cash of all of the Obligations (other than inchoate indemnity obligations for which a claim has not yet been made in writing and any other obligations which, by their terms, are to survive the termination of this Agreement), (ii) to the extent requested by Agent, receipt by Agent and Lenders of liability releases from the Borrower in form and substance reasonably acceptable to the Agent, and (iii) the Term Loan Commitments shall have expired and Agent and Lenders shall have no obligation to extend any further Term Loans or other credit to Borrower; provided, however, the provisions of Sections 2.5, 2.6, 11, 12.2, 12.9 and 13.7, and the other indemnities contained in the Loan Documents shall survive the termination of this Agreement.”

(e) Section 14 of the Loan Agreement is hereby amended by deleting the definition of “Change in Control” in its entirety and substituting in lieu thereof the following new definition to read in its entirety as follows:

“‘Change in Control’ means any event, transaction, or occurrence, or series of events, transactions or occurrences, as a result of which (i) the stockholders of Borrower who were not stockholders immediately prior to such transaction own more than forty percent (40%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Agent the venture capital investors prior to the closing of the transaction) or (ii) a “Change of Control” will have occurred under and as defined in any Subordinated Convertible Debt Document.”

(f) Section 14 of the Loan Agreement is hereby further amended by (i) deleting the word “and” at the end of clause (g) of the definition of “Permitted Indebtedness”, (ii) replacing the period at the end of clause (h) of the definition of “Permitted Indebtedness” with the word “; and”, and (iii) inserting the following new clause (i) to the definition of “Permitted Indebtedness”:

“(i) Subordinated Debt incurred by Borrower pursuant to the Subordinated Convertible Debt Documents, in an amount not to exceed $13,561,080 plus any paid-in-kind interest accrued thereunder in accordance with the terms of the Subordinated Convertible Debt Documents in effect on the Third Amendment Effective Date, so long as each Subordinated Note Purchaser has executed and delivered the Subordinated Convertible Debt Subordination Agreement (or a joinder thereto in form and substance reasonably satisfactory to Agent).”

(g) Section 14 of the Loan Agreement is hereby further amended by deleting the definition of “Subordinated Debt” in its entirety and substituting in lieu thereof the following new definition to read in its entirety as follows:

“‘Subordinated Debt’ means indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and the Lenders entered into between Agent, Borrower and the other creditor), on terms acceptable to Agent and the Lenders, including, without limitation, the Subordinated Debt incurred by Borrower pursuant to the Subordinated Convertible Debt Documents.”

(h) Section 14 of the Loan Agreement is hereby further amended by inserting the following new definitions in proper alphabetical order:

“‘Subordinated Convertible Debt Documents’ means collectively, the Subordinated Note Purchase Agreement, the Subordinated NPA Notes and each other agreement, instrument or other document executed in connection therewith.”

“‘Subordinated Convertible Debt Subordination Agreement’ means that certain Subordination Agreement, dated as of May 3, 2012, by and among Borrower, Agent and each of the Subordinated Note Purchasers.”

“‘Subordinated Note Purchase Agreement’ means that certain Convertible Note Purchase Agreement, dated as of May 3, 2012, by and among Borrower and the Subordinated Note Purchasers, in the form attached as Exhibit A to the Third Amendment.”

“‘Subordinated Note Purchasers’ means each of the ‘Purchasers’ under and as defined in the Subordinated Note Purchase Agreement and any other holder of any Subordinated NPA Notes.”

“‘Subordinated NPA Notes’ means each of the ‘Notes’ issued pursuant to and as defined in the Subordinated Note Purchase Agreement in the form attached to the Subordinated Note Purchase Agreement as Exhibit A.”

“‘Third Amendment’ means that certain Third Amendment to Loan and Security Agreement, dated as of the Third Amendment Effective Date.”

“‘Third Amendment Effective Date’ means May 3, 2012.”

3. No Other Amendments. Except for the amendments and agreements set forth and referred to in Section 2 above, the Loan Agreement and the other Debt Documents shall remain unchanged and in full force and effect. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

4. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

5. Condition Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the date (the “Amendment Effective Date”) upon which each of the following conditions precedent is satisfied as determined in Agent’s sole discretion:

(a) Agent has received one or more counterparts of this Agreement duly executed and delivered by Borrower, Agent and Lenders, in form and substance satisfactory to Agent and Lenders; and

(b) Agent has received a duly executed and delivered Officer’s Certificate, in form and substance satisfactory to Agent.

6. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Debt Documents or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7. Covenant Not To Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 6 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

8. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

9. Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

12. Entire Agreement. The Loan Agreement as and when amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

14. Costs and Expenses. Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders that are Lenders on the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Debt Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER: REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David Mazzo, Ph.D.
Title:	Chief Executive Officer

REGADO BIOSCIENCES, INC.

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT AND LENDER: MIDCAP FINANCIAL SBIC, LP, as Agent and Lender By: MIDCAP FINANCIAL SBIC GP, LLC

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Authorized Signatory

REGADO BIOSCIENCES, INC.

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE